FOR IMMEDIATE RELEASE: January 23, 2020

Mark Scharmann

Bioethics, LTD.

BOTH

801-543-9302

markscharm@comcast.net

Bioethics LTD. Announces New Course for the Public Company

Bioethics and First Federal Management Enter into an Agreement

•Salt Lake City, Utah: On December 5, 2019, Bioethics LTD. and First Federal Management Corporation entered into a contribution and subscription agreement. First Federal executed deeds transferring real property assets, transferred a right to purchase real property contract, and transferred a promissory note from First Federal to Bioethics. A brief description of the real property assets and notes is as follows:

oEagle Mountain/Fairfield: The Eagle Mountain property is a 240-acre parcel located in Utah County, Utah.

oKamas: The Kamas property is a 9-acre property located in Summit County, Utah.

oEagle Mountain (Two): The Eagle Mountain (Two) property is a 160-acre property located in Utah County, Utah. This is a right to purchase contract and it is in a separate area of Eagle Mountain from the Eagle Mountain/Fairfield property.

oNibley: A parcel of land in Cache County, Utah, subject to the Real Estate Purchase and Sale Agreement by and between Atlanta Income & Asset Group, Inc. and Green Haven Homes.  This property has subsequently been sold.  In relation to the sale Bioethics now holds a $640,000 Promissory Note Receivable from Green Haven Homes, LLC.

oA $500,000 Promissory Note Receivable from Geneva Family Assets, LLC.

•In exchange for these assets, Bioethics issued to First Federal 220 million shares of common stock representing 95% of the issued and outstanding shares of the company.

“We are delighted to enter into this agreement with First Federal Management, which will change the purpose and direction of the company in a very exciting way,” says Mark Scharmann, CEO at Bioethics. “As a result of the above transactions, Bioethics management intends to do a 10-1 reverse split of the issued and outstanding common stock, change the name of the company from Bioethics to Realty Ventures and be in the business of acquiring land where we believe there will be relatively high increases in population with corresponding economic growth,” Scharmann stated.

According to Keven Walgamott, an officer at the to be named Realty Ventures, “The purpose of this agreement is to facilitate our ability to grow and have that growth be beneficial to all of our customers and shareholders.”

For more information on how this agreement will affect current shareholders and customers, please click here: (Link to 8K filing for further information).

About Bioethics LTD: Is a public company which was formed specifically for the purpose to search out and capitalize on business opportunities that have the potential to be beneficial to its shareholders. The agreement with First Federal Management Corporation is in harmony with this purpose.

About First Federal Management Corporation: Is in the business of finding, acquiring, and developing real property for single and multi-family housing, strip malls, restaurants, banks, hotels, and so forth.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the contingencies to the contemplated transactions and the growth strategies and future plans of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the actual results of the company’s operations or the performance or achievements of the company differing materially from those expressed or implied by the forward-looking statements. Bioethics LTD undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of contingencies to the closing of the contemplated transaction between the companies, and as a result of certain other factors, including those set forth in Bioethics LTD's filings with the Securities and Exchange Commission.